Exhibit 21

          SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT
                       (As of December 31, 1998)

                                                       State or
                                                       country of
     Name                                              organization

Alcoa World Alumina LLC*                               Delaware
   Alcoa ACC Industrial Chemicals Ltd.                 India
   Alcoa Kasei Limited                                 Japan
   Alcoa Minerals of Jamaica, L.L.C.                   Delaware
   Alcoa Steamship Company, Inc.                       New York
   Halco (Mining) Inc.                                 Delaware
      Compagnie des Bauxites de Guinee                 Delaware
   Lib-Ore Steamship Company, Inc.                     Liberia
   Moralco Limited                                     Japan
   St. Croix Alumina, L.L.C.                           Delaware
   Suriname Aluminum Company, L.L.C.                   Delaware
Alcoa Brazil Holdings Company                          Delaware
   Alcoa Aluminio S.A.                                 Brazil
   Abalco S.A.                                         Brazil
Alcoa Building Products, Inc.**                        Ohio
Alcoa Closure Systems International, Inc.              Delaware
Alcoa Generating Corporation                           Indiana
Alcoa International Holdings Company                   Delaware
   Alcoa Inter-America, Inc.                           Delaware
   Alcoa Japan Limited                                 Japan
   Alcoa-Kofem Kft                                     Hungary
   Alcoa Nederland Holding B.V.                        Netherlands
      Alcoa Europe, S.A.                               Switzerland
      Alcoa Inespal, S.A.                              Spain
        Alumina Espanola, S.A.                         Spain
        Aluminio Espanola, S.A.                        Spain
      Alcoa Italia S.p.A.                              Italy
      Alcoa Nederland B.V.                             Netherlands
        Inespal Laminacion, S.A.                       Spain
      Norsk Alcoa A/S                                  Norway
   Alcoa of Australia Limited                          Australia
      A.F.P. Pty. Limited                              Australia
          Hedges Gold Pty. Ltd.                        Australia
      Alcoa of Australia (Asia) Limited                Hong Kong
   Alcoa Russia, Inc.                                  Delaware
   Asian-American Packaging Systems Co., Ltd.          China
   KAAL Australia Pty. Limited                         Australia
   KSL Alcoa Aluminum Company, Ltd.                    Japan
   Kobe Alcoa Transportation Products, Ltd.            Japan

* Registered to do business in California, Florida, Georgia,
  Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa Industrial Chemicals.
**Registered to do business in Ohio under the name of Mastic.

                                                       State or
                                                       country of
     Name                                              organization

Alcoa Laudel, Inc.                                     Delaware
Alcoa Manufacturing (G.B.) Limited                     England
Alcoa Properties, Inc.                                 Delaware
   Alcoa South Carolina, Inc.                          Delaware
Alcoa Recycling Company, Inc.                          Delaware
Alcoa Securities Corporation                           Delaware
   Alcoa Automotive Structures, Inc.                   Delaware
   Alcoa Brite Products, Inc.                          Delaware
   Alcoa Fujikura Ltd.                                 Delaware
      Stribel GmbH                                     Germany
      Michels GmbH                                     Germany
   Alcoa Kobe Transportation Products, Inc.            Delaware
   Alcoa Nederland Finance B.V.                        Netherlands
      Alcoa Automotive Structures GmbH                 Germany
           Alcoa Chemie GmbH                           Germany
           Alcoa Deutschland GmbH                      Germany
           Alcoa Extrusions Hannover GmbH & Co. KG     Germany
      Alcoa Chemie Nederland B.V.                      Netherlands
      Alcoa Moerdijk B.V.                              Netherlands
   Alcoa Packaging Machinery, Inc.                     Delaware
   ASC Alumina, Inc.                                   Delaware
   B & C Research, Inc.                                Ohio
   Halethorpe Extrusions, Inc.                         Delaware
   H-C Industries de Mexico, S.A. de C.V.              Mexico
   Northwest Alloys, Inc.                              Delaware
   Pimalco, Inc.                                       Arizona
   Three Rivers Insurance Company                      Vermont
   Tifton Aluminum Company, Inc.                       Delaware
Alcoa (Shanghai) Aluminum Products Company Limited     China
Alumax Inc.                                            Delaware
   Alcoa Extrusions, Inc.                              Pennsylvania
   Alumax Becancour, Inc.                              Delaware
   Alumax Europe N.V.                                  Netherlands
   Alumax of South Carolina, Inc.                      Delaware
      Mt. Holly Aluminum Company                       South Carolina
   Alumax Foils, Inc.                                  Delaware
   Alumax Mill Products, Inc.                          Delaware
   Alumax Quebec, Inc.                                 Wyoming
   Eastalco Aluminum Company                           Delaware
   Intalco Aluminum Corporation                        Delaware
   Kawneer Company, Inc.                               Delaware
   Lauralco Superieur, Inc.                            Delaware
      Canalco, Inc.                                    Delaware
        Aluminerie Lauralco, Inc.                      Delaware
Capsulas Metalicas, S.A.                               Spain
Gulf Closures W.L.L.                                   Bahrain
Shibazaki Seisakusho Limited                           Japan
Tapoco, Inc.                                           Tennessee
Yadkin, Inc.                                           North Carolina


The names of certain subsidiaries and equity entities which, considered in the aggregate, would not constitute a significant subsidiary, have been omitted from the above list.